UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 10, 2026

NEONC TECHNOLOGIES HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-42567	92-1954864
(Commission File Number)	(IRS Employer Identification No.)

23975 Park Sorrento, Suite 205 Calabasas, CA	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 570-6844

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	NTHI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

At The Market Offering

On April 10, 2026, the Company entered into an Equity Distribution Agreement (the “Agreement”) with BTIG, LLC and A.G.P./Alliance Global Partners (collectively, the “Placement Agents”) to create an “at the market” equity program under which it may sell up to an aggregate of $75,000,000 of shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), from time to time through or to the Placement Agents, subject to any applicable limits when using Form S-3 (the “ATM Offering”).

Upon delivery of a placement notice and subject to the terms and conditions of the Agreement, the Placement Agents may sell the Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the Nasdaq Global Market or any other existing trading market in the United States for the Company’s common stock. If the Company and the Placement Agents agree on any method of distribution other than sales of the Shares on or through the Nasdaq Global Market or another existing trading market in the United States at market prices, the Company will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Company may instruct the Placement Agents not to sell Shares if the sales cannot be effected at or above the price designated by the Company from time to time. The Company and the Placement Agents may suspend the ATM Offering upon notice and subject to other conditions.

The Company will pay the Placement Agents’ commissions, in cash, for their services in acting as agents in the sale of the Shares. The Placement Agents will be entitled to compensation at a commission rate equal to 3.0%. The Company will also reimburse the Placement Agents for certain specified expenses in connection with the Agreement. The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Placement Agents, other obligations of the parties and termination provisions. The Company has no obligation to sell any of the Shares and may at any time suspend offers under the Agreement.

The ATM Offering will terminate upon the earlier of (i) the sale of all Shares subject to the Agreement or (ii) termination of the Agreement as permitted therein. The Company may terminate the Agreement at any time by giving two days’ notice, and each Placement Agent may terminate the Agreement with respect to itself at any time by giving one days’ notice.

The Shares will be issued pursuant to the Company’s previously filed Registration Statement on Form S-3 (File No. 333- 294845) that was declared effective on April 9, 2026. On April 10, 2026, the Company filed a prospectus supplement relating to the ATM Offering with the Securities and Exchange Commission (the “SEC”).

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference. The Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Agreement and in the context of the specific relationship between the parties. The provisions of the Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Attached as Exhibit 5.1 to this Current Report on Form 8-K is the opinion of Manatt, Phelps & Phillips, LLP, relating to the legality of the issuance and sale of the Shares.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement among the Company, BTIG LLC, and A.G.P./Alliance Global Partners dated as of April 10, 2026
5.1	Opinion of Manatt, Phelps & Phillips, LLP
23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2026	NeOnc Technologies Holdings, Inc.

	By:	/s/ Amir Heshmatpour
		Name:	Amir Heshmatpour
		Title:	Chief Executive Officer, President and Executive Chairman

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